Exhibit 99.1
Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Appoints
Lieutenant General William J. Lennox, Jr. to its Board of Directors

SCOTTSDALE, ARIZ. - January 13, 2014 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today announced the appointment of Lieutenant General William J. Lennox, Jr. (USA Ret.), to its Board of Directors. With his addition, the Board will have ten members.

Mr. Lennox left active service in 2006 after a 35-year Army career. He retired as the 56th Superintendent of the United States Military Academy at West Point, following commands at every level of field artillery from battery to division artillery.

Prior to his position at West Point, Mr. Lennox served as the Chief, Army Congressional Liaison, reporting to the Secretary of the Army with responsibility for development and execution of the Army’s congressional campaign.

Mr. Lennox served as Senior Vice President, Washington, D.C., for Goodrich Corporation, a Fortune 500 aerospace firm, from 2006 to 2012. He was responsible for developing and executing strategy for the company’s DOD programs and for interfacing with Congress, the executive branch and state and local governments, as well as aerospace contractors.

Mr. Lennox currently serves on the Board for Princeton Power Systems, a privately held manufacturer of advanced power conversion products and alternative energy systems. Additionally, he is a member of the Board of Trustees for Saint Leo University and also runs his own consulting company.

Mr. Lennox holds a bachelor’s degree in international affairs from the United States Military Academy at West Point, as well as a master’s degree and Ph.D. in literature from Princeton University.

"We are so pleased to have Bill join our Board of Directors," said Kimberly McWaters, chairman of the board and chief executive officer of UTI. “His exceptional military career and his expertise in developing and managing strategic relationships between the private sector and government entities provide a unique set of experiences and capabilities that will benefit UTI.”

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive,

diesel, collision repair, motorcycle and marine technicians. With more than 170,000 graduates in its 48-year history, UTI offers undergraduate degree and diploma programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

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